UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2009

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 832-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2009, Clear Channel Outdoor Holdings, Inc. (the “Company”), announced that Mr. Paul J. Meyer will retire from his current position as the President and Chief Executive Officer - Americas of Clear Channel Outdoor, Inc. effective December 31, 2009. Following December 31, 2009, Mr. Meyer has agreed to serve as an exclusive consultant to the Company for a period commencing on January 1, 2010 and expiring on October 15, 2012. Mr. Meyer will focus his efforts on further developing the Company’s digital sign business.

The terms of Mr. Meyer’s severance arrangements with the Company are still being finalized and, as a result, the Company has not included the terms of each in this Form 8-K. The Company will file an amendment to this Form 8-K within the prescribed time period after this information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 13, 2009	By:	/s/ RANDALL T. MAYS
	Name:	Randall T. Mays
	Title:	Chief Financial Officer

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